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                               CONSENT OF COUNSEL

                                 AIM FUNDS GROUP

                  We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statements of Additional Information for the AIM Funds Group, which are included in Post-Effective Amendment No. 97 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-27334), and Amendment No. 97 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-1540), on Form N-1A of AIM Funds Group.

                                     /s/  Ballard Spahr Andrews & Ingersoll, LLP
                                     -------------------------------------------
                                     Ballard Spahr Andrews & Ingersoll, LLP

Philadelphia, Pennsylvania
March 28, 2005